EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2012 of Winchester Holding Group (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Winchester Holding Group

Dated: April 5, 2013	By:	/s/ Thomas O’Connor
Thomas O’Connor
Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Winchester Holding Group and will be retained by Winchester Holding Group and furnished to the Securities and Exchange Commission or its staff upon request.